UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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THE HACKETT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

April 1, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) to be held on Wednesday, May 14, 2008 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida.

At this meeting you will be asked to vote for the election of two directors and for the approval of an amendment to the Company’s 1998 Stock Option and Incentive Plan to raise the sublimit for restricted stock and restricted stock unit issuances thereunder. These matters are discussed in detail in the attached proxy statement.

It is important that your shares be represented at the meeting whether or not you plan to attend. Included with these soliciting materials is a proxy card for voting, an envelope with postage prepaid, in which to return your proxy, instructions for voting by telephone or on the Internet and our Annual Report to Shareholders.

On April 4, 2008, we will mail to our shareholders a notice containing instructions on how to access our 2008 Annual Report and proxy statement and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

We look forward to receiving your vote and seeing you at the meeting.

Sincerely,

Ted A. Fernandez

Chairman and Chief Executive Officer

The date of this Proxy Statement is April 1, 2008, and it is first being made available to shareholders via the Internet and the U.S. Mail on or about April 4, 2008.

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 14, 2008

The 2008 Annual Meeting of Shareholders of The Hackett Group, Inc. (the “Company”) will be held on Wednesday, May 14, 2008 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida for the following purposes:

1.	To elect two directors to the Board of Directors;

2.	To approve an amendment to the Company’s 1998 Stock Option and Incentive Plan to raise the sublimit for restricted stock and restricted stock unit issuances thereunder by 1,500,000 shares; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 14, 2008 as the record date to determine the shareholders entitled to notice of and to vote at the annual meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. A list of the Company’s shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder for any purpose related to the meeting during ordinary business hours for ten days prior to the annual meeting at the Company’s offices and at the location of the annual meeting on May 14, 2008. All shareholders are cordially invited to attend the annual meeting.

On April 4, 2008, we will mail to our shareholders a notice containing instructions on how to access our 2008 Annual Report and proxy statement and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

By Order of the Board of Directors,

Frank A. Zomerfeld

Secretary

Miami, Florida

April 1, 2008

Whether or not you plan to attend the annual meeting, we ask that you do the following. If you are receiving this document via the US Mail, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. If you are receiving this document via Internet delivery only, please vote by telephone or through the Internet as instructed on the notice you received via the US Mail. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of the Company, Frank A. Zomerfeld, a written revocation or a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. If you submit your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2008

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished and made available, on or about April 4, 2008, to the shareholders of The Hackett Group, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2008 Annual Meeting of Shareholders to be held on Wednesday, May 14, 2008 at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, and any postponement or adjournment thereof.

If the form of proxy enclosed or provided via the Internet is properly executed and returned to the Company or voted via telephone or the Internet in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon or submitted via the telephone or Internet.

Executed but unmarked proxies will be voted

•	“FOR” Proposal 1 to elect the Board of Directors’ nominees for directors; and

•	“FOR” Proposal 2 to approve an amendment to the Company’s 1998 Stock Option and Incentive Plan.

If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at the annual meeting.

On April 4, 2008, we will mail to our shareholders a notice containing instructions on how to access our 2008 Annual Report and proxy statement and vote online. The notice also contains instructions on how you can receive a paper copy of your annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

If shareholders receive this document and accompanying proxy card and annual report via the Internet, shareholders may submit their proxies by telephone or through the Internet as instructed in the notice delivered via the US Mail. If shareholders choose to receive this document and accompanying proxy card via the US Mail, shareholders may submit a signed proxy card or they may submit their proxy by telephone or through the Internet as instructed on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to shareholders that hold their shares through a broker, nominee, fiduciary or other custodian. If your shares are held in this manner, please check your proxy card or contact your broker, nominee, fiduciary or other custodian to determine whether you will be able to vote by telephone or through the Internet.

The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

The securities that may be voted at the annual meeting consist of shares of the Company’s common stock. Each outstanding share of common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. The close of business on March 14, 2008 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the annual meeting. On the record date, 42,646,118 shares of common stock were issued and outstanding and entitled to vote. The presence, in person or by proxy, of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card or in the notice mailed to you.

Assuming the presence of a quorum at the annual meeting, a plurality of the votes cast in person or represented by proxy at the annual meeting is required for election of the directors.

Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. For example, a “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not have any effect on the approval of Proposal 1. Because abstentions will be counted for purposes of determining the shares present or represented at the annual meeting and entitled to vote, abstentions will have the same effect as a vote “against” Proposal 2. Broker non-votes will not have any effect on the approval of Proposal 2.

The presence of a shareholder at the annual meeting will not automatically revoke such shareholder’s proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date. The telephone and Internet voting facilities for shareholders of record will close at 1:00 a.m. Central Time on the day of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company’s certificate of incorporation provides that the Board of Directors shall consist of not fewer than five directors nor more than fifteen directors. The Company’s bylaws provide that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently is composed of six directors. The Board of Directors is divided into three classes, as equal in number as possible. Each class is elected each year for a term of three years.

Two directors will be elected at the annual meeting. The Board of Directors has nominated John R. Harris and Edwin A. Huston for the positions. If elected, Messrs. Harris and Huston will each serve a three-year term expiring at the annual meeting in 2011. You can find more information about Messrs. Harris and Huston below.

Unless otherwise instructed on the proxy, it is the intention of the proxy holders to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Directors are elected by a plurality of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

MESSRS. HARRIS AND HUSTON AS DIRECTORS.

Information as to the Nominees and Continuing Directors

The following table sets forth certain information regarding the Board of Directors’ nominees for election as directors and those directors who will continue to serve as such after the annual meeting.

Name	Age(1)	Director Since(2)	Position(s) held with the Company	Term Expires
NOMINEES
Edwin A. Huston(4)	69	2001		2008
John R. Harris(3)	60	2006		2008

CONTINUING DIRECTORS
David N. Dungan	54	2000	Vice Chairman and Chief Operating Officer	2009
Richard N. Hamlin(3)	60	2003		2009
Ted A. Fernandez	51	1997	Chairman and Chief Executive Officer	2010
Alan T.G. Wix(3)	66	1999		2010

(1)	The ages shown are as of April 1, 2008.
(2)	The dates shown reflect the year in which these persons were first elected as directors of the Company.
(3)	Member of the Audit, Compensation and Nominating Committees.
(4)	Member of the Compensation and Nominating Committees.

The principal occupations for the past five years or more of the two nominees for directors and the four directors whose terms of office will continue after the annual meeting are set forth below.

Nominees

John R. Harris is the President and Chief Executive Officer of eTelecare Global Solutions, a provider of outsourced customer care services. Mr. Harris assumed these roles in February of 2006. Mr. Harris served as

Chief Executive Officer of Seven Worldwide Inc., a digital content management company, from December 2003 to January 2005. From July 2002 to December 2003, he served as Chief Executive Officer and President of Delinea Corporation, an application and business process management company serving the energy industry. From August 2001 to July 2002, Mr. Harris served as Chief Executive Officer and President of Exolink. From September 1999 to September 2001, he served as Chairman and Chief Executive Officer of Ztango, Inc. Mr. Harris previously spent 25 years with Electronic Data Systems (“EDS”), during which he held a variety of executive leadership positions including Group Executive and President of EDS’s four strategic business units serving the telecommunications and media industries. He also served as EDS’s Corporate Vice President, Marketing & Strategy. Mr. Harris is a member of the Board of Directors of eTelecare Global Solutions, Premiere Global Services, Inc. and Ventiv Health, Inc.

Edwin A. Huston served as the Vice Chairman of Ryder System, Inc. (“Ryder”), an international logistics and transportation solutions company, from March of 1999 until retiring on June 30, 2000. Mr. Huston served as Senior Executive Vice President, Finance and Chief Financial Officer of Ryder from January 1987 until he became Vice Chairman. Mr. Huston is a director of Kaman Corporation, Tennenbaum Opportunities Fund V, LLC and Unisys Corporation.

Continuing Directors

David N. Dungan is a founder of the Company. He served as a Managing Director from the Company’s inception until March of 2000 when he became a director and was named Chief Operating Officer (“COO”). Mr. Dungan was named Vice Chairman in February of 2006. Prior to founding the Company, Mr. Dungan served as the National Partner-in-Charge of the World Class Finance Practice of KPMG, LLP’s (“KPMG”) Strategic Services Consulting Division from May 1994 to February 1997. Mr. Dungan joined KPMG in 1986 and, until May 1994, held various executive positions with that firm.

Richard N. Hamlin is a consultant and investor. He served as the Chief Financial Officer of CommerceQuest, Inc. from July 2002 to August 2003. Mr. Hamlin retired in June 2000 as a partner of KPMG Consulting, a position he held from January 2000. Mr. Hamlin served as a partner of KPMG from 1979 until January 2000, including service on KPMG’s Board of Directors from 1994 to 1998. Mr. Hamlin is the Trustee and Chairman of the Dakota, Minnesota and Eastern Railroad. Mr. Hamlin is also a member of the Board of Directors of eTelecare Global Solutions.

Ted A. Fernandez is a founder of the Company. He has served as Chairman of its Board of Directors and Chief Executive Officer (“CEO”) since inception. Mr. Fernandez served as the National Managing Partner of KPMG’s, Strategic Services Consulting Division from May 1994 to January 1997. Mr. Fernandez also served as a member of KPMG’s Management Committee from 1995 to 1997. From 1979 to 1994, Mr. Fernandez held several industry, executive and client service positions with KPMG.

Alan T.G. Wix is the Chairman of Fiva Marketing, Ltd., a position he has held since April 2003. Mr. Wix served as the Chairman of the Board of Farsight PLC, from April 1999 until June 2005. Mr. Wix served as the Chief Executive Officer of Farsight PLC from April 1999 until June 2002. Mr. Wix retired in August 1998 as Managing Director Core IT Development of Lloyds TSB, a position he held from January 1993. From April 1990 to January 1993, Mr. Wix held the position of Head of Development at Lloyds TSB. Prior to being elevated to that position, Mr. Wix held a variety of positions within the information systems division of Lloyds TSB.

Other Executive Officers

The principal occupation during the past five years or more of the Company’s other executive officer is set forth below.

Robert A. Ramirez, 41, is the Company’s Executive Vice President, Finance and Chief Financial Officer (“CFO”), a position he has held since August 2007. Mr. Ramirez served as Corporate Controller, Finance of the Company from July 2006 through July 2007. Mr. Ramirez served as Senior Director, Finance and Practice Controller of the Company from October 2005 to July 2006 when he was named Corporate Controller. Mr. Ramirez held a variety of other positions within the Company’s business intelligence, finance transformation and retail consulting practices from 1998 to 2005. Prior to joining the Company in 1998, Mr. Ramirez was Director and SG&A Controller of Burger King Corporation.

Corporate Governance and Other Matters

The Board of Directors consists of six members, a majority of which are considered “independent directors” under the current listing standards of the Nasdaq Stock Market (“Nasdaq”). The Company’s independent directors are Richard N. Hamlin, John R. Harris, Edwin A. Huston and Alan T.G. Wix. The Board of Directors currently has three committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

The Compensation Committee is responsible for determining the compensation of the Company’s executive officers and approving compensation and human resource programs for the Company. The current members of the Compensation Committee are Messrs. Huston (Chairman), Hamlin, Harris and Wix. The Compensation Committee sits in executive session to determine the compensation of its CEO. The Compensation Committee consults with the CEO when determining the compensation of the Company’s other named executive officers. In fiscal year 2005 the Compensation Committee engaged an executive compensation consultant to assist the Committee in its evaluation of the executive compensation programs administered by the Company. The consulting firm, Mercer Human Resource Consulting, was engaged directly by the Compensation Committee. The consulting firm made recommendations regarding the Company’s executive compensation programs, including the cash and equity components of these programs. Based on these recommendations, the Compensation Committee implemented a cash and equity incentive plan for its CEO and COO that provided significant incentive opportunities tied to the attainment of specific financial performance goal measured by annual pro-forma earnings per share. In 2006, these programs were expanded to include the Company’s CFO, General Counsel, and senior leaders of The Hackett Group, REL and technology solutions practices. The incentives for the practice leaders are tied to the achievement of their respective practice operating profits. These programs remained in place for 2007, and will be continued for 2008. For further discussion of the Company’s compensation programs, see the “Compensation Discussion and Analysis” on page 9 of this proxy statement.

The Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and recommending to its Board of Directors candidates for election or re-election to the Board of Directors. The Nominating Committee also administers the Board’s annual self-evaluation process. The current members of the Nominating Committee are Messrs. Wix (Chairman), Hamlin, Harris and Huston. The Nominating Committee is governed by a written charter, which can be found on the Company’s website at http://www.thehackettgroup.com/about/ir_governance.jsp.

The Company does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. However, the process for the submission of potential candidates for election to the Board by our shareholders is set forth in detail below.

The Nominating Committee selects and must approve by at least a majority vote all candidates to stand for election as directors. Pursuant to the Company’s bylaws, other candidates may also be nominated by any shareholder, provided each such other nomination is submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the first anniversary of the preceding annual meeting, then a shareholder wishing to nominate a director for the new position must deliver the notice not later than the close of business on the tenth day following the day on which public announcement of the date of the meeting is first made. For a discussion of the requirements for including information with respect to a shareholder’s nominee in the Company’s proxy statement, see “Shareholder Proposals for the Annual Meeting in 2009” on page 32 in this Proxy Statement.

The shareholder’s notice referred to in the preceding paragraph must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (together with such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of the shareholder, as it appears on the Company’s books, and of such beneficial owner, the class and number of shares of the Company that are owned of record and beneficially by such shareholder and beneficial owner, respectively, and a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The Nominating Committee has not established minimum qualifications for director nominees nor has it established a description of specific skills that the directors feel are necessary for the Company’s directors to possess. However, when evaluating candidates for nomination, the Nominating Committee considers personal qualifications such as intelligence, integrity and strength of character as well as experience qualifications including the role, length of service and relevant experience. These qualities would be considered as they relate to any candidate, whether suggested by management or by one or more of the Company’s shareholders.

The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters. The Audit Committee is directly responsible for the appointment, compensation, evaluation, retention and oversight of the Company’s independent auditors. The primary functions of the Audit Committee are to assist the Board of Directors in its responsibility for oversight of (a) the quality and integrity of the Company’s financial statements and its financial reporting and disclosure practices, (b) the Company’s system of internal controls regarding finance and accounting compliance, (c) the independence and performance of the Company’s independent auditors, and (d) the Company’s ethical compliance programs. The Audit Committee performs all functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of Nasdaq.

The current members of the Audit Committee are Messrs. Hamlin (Chairman), Harris and Wix. Rules adopted by Nasdaq and the Securities and Exchange Commission (“SEC”) impose strict independence requirements for all members of the audit committee. In addition to meeting Nasdaq’s tests for director independence, directors on audit committees must meet two basic criteria set forth in the SEC’s rules. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of an audit committee may not be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the board and any board committee. Each member of the Audit Committee meets these independence requirements, in addition to the independence criteria established by Nasdaq. The Board has determined that Mr. Hamlin is an audit committee financial expert, as that term is defined under SEC rules.

The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the charter can be found on the Company’s website at http://www.thehackettgroup.com/about/ir_governance.jsp. For further information on the Audit Committee, please refer to the “Report of the Audit Committee” on page 23 in this Proxy Statement.

During the fiscal year ended December 28, 2007, the Board of Directors held 10 meetings, the Audit Committee held 12 meetings, the Compensation Committee held 6 meetings and the Nominating Committee held 4 meetings. During that period, no director attended fewer than 75% of the total number of all meetings of the Board of Directors and any committee on which he served. The Company’s independent directors regularly meet as a group in executive session outside of the presence of management.

The Company’s shareholders may communicate with its Board members via written correspondence mailed to the individual addresses found in the Beneficial Ownership of Common Stock table on page 31 of this Proxy Statement.

As is the case with all regularly scheduled meetings of the Board of Directors and its Committees, all of the Company’s directors are expected to attend the annual meeting of shareholders in person. All of the Company’s directors attended the 2007 Annual Meeting of Shareholders, except for Messrs. Hamlin and Harris who had unavoidable conflicts.

The Company has adopted a Code of Conduct and Ethics that is applicable to all directors, officers and employees of the Company. It complies with the requirements of Section 406(c) of the Sarbanes-Oxley Act. More importantly, it reflects the Company’s policy of dealing with all persons, including its customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of the Company’s Code of Conduct and Ethics can be found on the Company’s website at http://www.thehackettgroup.com/about/ir_governance.jsp.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Form 10-K for its 2007 fiscal year, and the Board has approved that recommendation.

Respectfully submitted,

Compensation Committee

Edwin A. Huston, Chairman

Richard N. Hamlin

John R. Harris

Alan T.G. Wix

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s objectives relating to executive compensation are to attract and retain highly qualified executives at salaries that are competitive with companies of similar size within its industry, and to align the financial interests of those executives with those of its shareholders by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit, as well as the Company as a whole. The Compensation Committee has adopted a compensation program for its executive officers that addresses both short-term and long-term business objectives. By contemplating both long and short-term business objectives, executive officers must focus on the growth and current profitability of the Company. The long-term objectives require executive officers to increase the strength of the Company by providing more customer value through the building of comprehensive service offerings and attracting and developing the right employee base that will position the Company for future opportunities. The short-term objectives require executive officers to maintain the Company’s competitive position in a deliberate, thoughtful way that minimizes expenses and maximizes revenue and profitability, which leads to increased shareholder value. The Board and the Compensation Committee are focused on operating performance, earnings growth and share price appreciation. This is reflected throughout the Company’s executive compensation program.

The main goals of the Company’s executive compensation program is as follows:

•	To focus executives on critical business issues

•	To attract and retain critical talent

•	To maximize shareholder value

•	To provide significant incentive opportunities tied to the attainment of specific financial performance goals

In order to attract, retain, and commit top executives to the fulfillment of superior performance results, the executive compensation program is designed to provide superior pay opportunities in exchange for superior performance.

The Company believes that its compensation strategy supports its business strategies and provides for differentiated pay in direct concert with performance results. The Company continues to observe what it believes to be its comparative pay market which is other strategic consulting and business advisory organizations of similar or greater size as well as other professional services firms.

The Elements of Executive Compensation at The Hackett Group

The Company’s executive compensation program applies to its three named executive officers as well as senior leaders of the Company’s service lines or practices. This program is designed to commit the Company’s named executive officers to the fulfillment of exceptional operating results and provides significant incentive opportunities tied to the attainment of specific financial performance goals. In 2005, the Compensation Committee was assisted in the design of the program by Mercer Human Resource Consulting, a human resources consulting firm which performs research and provides benchmarking of public companies of a similar size within the Company’s industry. Compensation models employed by publicly and privately held peers whose compensation structures primarily consist of cash compensation and retirement benefit-oriented plans were considered in the design of the program. These companies included strategic consulting and business advisory firms against which the Company regularly competes for executive-level talent. The public companies whose programs were reviewed included Advisory Board Company, Charles River Associates, Corporate Executive Board, Diamond Management & Technology Consultants, Inc., Huron Consulting Group, Meta Group and

Navigant Consulting. Based on the consulting firm’s recommendations, the Compensation Committee implemented a cash and equity incentive program that includes base salaries which the Company believes remain at market competitive levels for companies of similar size within its industry. Cash and equity bonuses are tied to the achievement of pro-forma earnings per share targets based on a Board approved operating plan. If Company performance falls short of the established goals for business growth, then the bonus compensation paid in connection with this program is reduced or eliminated. Further, if share price appreciation does not follow the operating results of the Company, equity awards can be reduced through the application of dilution caps. Incentive awards earned (in Dollars) are divided by the share price on the date of grant. Therefore, as the share price increases, the number of shares issued decreases and vice versa, but limited by the dilution cap.

Pro-forma earnings per share is the measure used for performance targets since the Company believes that is the best measure of true operating performance. Pro-forma earnings per share is based on income before taxes and income from discontinued operations and does not include restructuring costs, stock compensation expense or amortization of intangible assets. Pro-forma earnings per share is based on weighted average common shares outstanding and also includes a normalized tax rate of 40%. The Compensation Committee retains the right not to include the impact of certain events from this calculation when, in the opinion of the Committee, the inclusion of this impact would not accurately reflect the operating performance of the Company.

The executive compensation program for the named executive officers includes the following target/threshold levels: “Commence”, “Goal” and “Superior”, which are evaluated and set annually. The targets established for the executive team, including the named executive officers, are considered challenging. Evidence of this is that in the three years that this program has been in effect, the “Goal” target has been hit only once. In one year a prorated bonus was paid based on the achievement of an amount between the “Commence” target and the “Goal” target. In the other year that the program was in place, no bonuses were paid based on the program parameters.

When implemented in 2005, the Compensation Committee used the following target pay opportunities as a guideline (stated as percentiles to market) at Goal performance levels: Salaries 50th; Annual Bonus 67th; Cash Compensation 60th; Long-Term Incentives 67th; Total Compensation 75th. Actual pay could be higher or lower based on performance results.

The executive compensation program consists of two primary elements: (1) annual compensation, consisting of base salaries and employee benefits; and (2) incentive compensation, in the form of performance based cash bonus awards and equity incentive grants issued in the form of restricted stock units.

Annual Compensation

Annual compensation consists of base salaries and employee benefits. These elements are intended to provide some degree of compensation certainty to the named executive officers by providing compensation that, unlike incentive compensation, is not at-risk for performance.

Base Salaries

The salaries payable to the Company’s named executive officers are generally recommended to the Board of Directors by the Compensation Committee during the first quarter of each fiscal year. Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level for the named executive officer. The Company believes that the base salaries which it currently pays are at market competitive levels for companies of similar size within its industry. Please refer to the “Summary Compensation Table” and the related footnotes for additional information about base salaries.

Employee Benefits

The named executive officers, like the rest of the Company’s employees, receive certain employee benefits. For 2007, these benefits included health insurance, dental and vision coverage, prescription drug plans, life insurance, flexible spending accounts, short-term and long-term disability and a 401(k) plan. The Company covers approximately 70% of the cost of the health benefits mentioned above for all its North American based employees, including its named executive officers. In other geographies, the Company’s compensation and benefit packages vary by country and are based on market standards.

Incentive Compensation

Incentive compensation consists of cash incentive awards and equity incentive grants. The Compensation Committee targets an even balance between the cash and equity award opportunities included in the programs. The Company then weights the equity component more heavily in the case of its CEO and COO for two reasons. First, all performance grants made under the Company’s executive compensation programs vest one third per year beginning on the first anniversary of the date of grant. As such, vesting is contingent on continued employment over time. The Company regards this “at risk” character as a retention tool. Second, and more importantly, the Company believes that incentive compensation that is paid in the form of equity incentive grants serves as a meaningful long-term incentive that is directly related to the enhancement of shareholder value. A heavier weighting on the equity component ties the Company’s executives’ ultimate compensation to their ability to deliver an increase in shareholder value.

Executive Compensation Decisions for 2007

In fiscal year 2007, the Compensation Committee did not engage a compensation consultant. However, as mentioned above, in fiscal year 2005 the Compensation Committee engaged an executive compensation consulting firm to assist the Committee in its evaluation of the then existing executive compensations programs administered by the Company. The consulting firm, Mercer Human Resource Consulting was engaged directly by the Compensation Committee. The firm was instructed to meet with members of the Compensation Committee and senior management to obtain their respective views on various matters germane to the compensation of the Company’s CEO and other named executive officers and to discuss the Company’s current and future business strategies. The consulting firm was instructed to make recommendations related to the executive compensation programs of the Company after comparing these programs to current market data and practices for a group of peer companies. The consulting firm made recommendations regarding the Company’s executive compensation programs, including the cash and equity components of these programs. Based on these recommendations, the Compensation Committee implemented an equity incentive plan for its CEO and COO that provided significant incentive opportunities tied to the attainment of specific financial performance goals – annual pro-forma earnings per share targets which are tied to an operating plan approved by the Board of Directors. These programs were continued in 2006 and expanded to include the Company’s CFO, General Counsel, senior leaders of The Hackett Group, REL, and the technology implementation practices. The financial targets of the practice leaders are tied to the performance of the individual practices they manage. These programs remained in place for 2007, and have all been continued for 2008. Each participant in these programs has target cash and equity incentive opportunities expressed as a percentage of salary. The payout levels are based on target achievement that, when taken in the aggregate, should result in a certain level of operating results for the Company as a whole that warrants bonus payouts at these levels.

As the annual level of corporate performance (measured in pro-forma earnings per share) changes, so too will the number of potential restricted stock units that may be awarded in any given year. There are three levels of pro-forma earnings per share performance achievement (“Commence”, “Goal” and “Superior”), each with a cap that limits the number of restricted stock units issued to a percentage of annual weighted average shares outstanding. At the “Commence” level the cap is 1.25%; at the “Goal” level the cap is 2.0%; and at the “Superior” level the cap is 2.5%. If share price appreciation does not follow the operating results of the Company, equity awards are reduced through the application of the dilution caps. Incentive awards earned (in Dollars) are divided by the share price on the date of grant to calculate the equity incentive grant in the form of restricted stock units. Therefore, as the share price increases, the number of restricted stock units issued decreases and vice versa, but limited by the dilution caps. If Company performance falls short of the Board of Directors’ goals for the business, then the bonus compensation paid in connection with these programs is reduced or eliminated. Payouts are interpolated if results fall in between performance levels,

For 2007, the Company’s named executive officers earned both cash and equity performance awards based on the achievement of a target set for its executive team. Please refer to the “Grants of Plan-Based Awards” table and related footnotes on page 15 of this proxy statement for additional information about incentive compensation earned by the named executive officers based on fiscal 2007 performance.

Executive Compensation Program Decisions for 2008

At its meeting held on February 22, 2008, the Compensation Committee reviewed and approved base salaries and cash and equity incentive plan targets for the Company’s named executive officers, as well as for the other senior leaders who are participants in the plan. The Committee specifically approved a program for its named executive officers that would pay annual cash and equity bonuses related to 2008 performance subject to the achievement of pro-forma earnings per share targets reflected in a Board approved annual operating plan.

Other Significant Compensation Programs

The Company’s Managing Director and Senior Director Plan also includes market competitive salaries and provides for cash and equity bonuses based on targets established by its COO for sales, revenue managed, and practice contribution margin by individual practice or geography. Participants in this plan are practice members with significant market impact.

Senior billable, functional department leaders and other associates that have not been assigned specific annual plans are eligible to participate in the Company’s Enterprise Incentive Plan. Enterprise Incentive Plan participants are eligible for quarterly bonuses based on significant achievement across the following metrics: practice management, sales, client relations, and strategic contribution. Delivery associates that are otherwise eligible for the Project Bonus (which is described below) are recognized from time to time for significant quarterly contributions from the Enterprise Incentive Plan.

The Project Bonus Plan is designed to align employee compensation with quality service delivery, knowledge capital, contribution, achievement of planned project and operating performance goals. The Plan assesses project team performance across the following three dimensions:

Project Realization (40%)

Client Satisfaction (40%)

Client Service Cycle Compliance (20%)

The Project Bonus is intended to reward superior project team performance, as well as superior individual contribution. The size of the Project Bonus pool is based on project team performance and the level of the Company’s profitability. Project team performance is evaluated based on project scores for the weighted components seen above. Individual project bonus allocations are determined by the project director and are based on individual member contribution.

The Company’s Functional Bonus Plan rewards members of its back office functional support staff including accounting, finance, human resources and legal for significant contributions during the year. This Plan is based on a pool which is a function of overall Company performance and is allocated by the leaders of each functional group.

The Company also maintains various Sales Commission Plans. These plans vary by service line and practice. They typically include base compensation and a variable compensation component based on the level of sales achieved pursuant to an aggressive quota.

Timing of Equity Incentive Plan Awards and Discretionary Equity Awards

The Company does not have a program, plan or practice to time equity awards, including option grants, to its named executive officers or directors in coordination with the release of material non-public information. The Company has always presented to its Compensation Committee for approval all year end cash and equity bonus awards based on the previous year’s results at the first Committee meeting of the year. However, the timing of this approval could be changed due to extraordinary circumstances.

Tax and Accounting Considerations

The Company has structured, and intends to continue to structure, performance-based compensation, including grants of equity and annual bonuses, to named executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid to the Company’s named executive officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. Nevertheless, the Company reserves the authority to award non-deductible compensation in certain circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

While the accounting treatment for different equity vehicles does not materially impact the Compensation Committee’s decision regarding the issuance of stock options versus restricted stock units, the Committee does recognize that the granting of stock options, in most instances, will result in a higher and more volatile expense item on the Company’s profit and loss statement that would exist if restricted stock units are issued instead.

Chief Executive Officer Compensation

Mr. Fernandez is in his eleventh year as Chairman of the Board and CEO, titles he has held since he founded the Company. Under Mr. Fernandez’s direction and vision, the Company continues to optimize the potential of the organization’s assets. As a result of significant changes in the market opportunity for the organization in the post-year 2000 era, in 2003 the Company’s business model was redirected to capitalize on the unique intellectual capital of the Hackett Group which emanated from its benchmarking capability and the strong access provided by the brand. Over the past several years the organizational model has been transformed into a powerful, highly recognized, global professional services brand with an array of services that leverage the intellectual property to significantly improve organizational effectiveness. Mr. Fernandez’s 2007 salary was $750,000 and his salary will remain $750,000 for 2008.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code limits tax deductions for compensation paid to the Company’s CEO and four other most highly compensated executive officers as of the end of the taxable year to $1 million. There are several exemptions to Section 162(m), including one for qualified “performance-based compensation.” The Compensation Committee designed the performance-based cash and equity awards for its CEO, COO and CFO to qualify for the “performance-based compensation” exception to Section 162(m) for 2007. To be qualified, performance-based compensation must meet various requirements, including shareholder approval. The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for the Company’s executive officers, however, it retains the flexibility to pay compensation to senior executives based on other considerations.

SUMMARY COMPENSATION TABLE

(Amounts reflect the accounting expense recognized by the Company)

Name and Principal Position	Year	Salary ($)		Cash (Non-Equity) Incentive Compensation ($)(1)		Equity (Restricted Stock) Incentive Compensation Awards ($)(2)		Pre-2005 Stock Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Ted A. Fernandez	2007	750,000		750,000		1,113,117		92,989	—		2,706,160
(Chairman, Chief Executive Officer)	2006	750,000		—		1,027,487		208,122	—		1,985,609

David N. Dungan	2007	525,000		420,000		540,280		46,490	—		1,531,770
(Vice Chairman, Chief Operating Officer)	2006	525,000		—		494,601		104,063	339,702	(6)	1,463,366

Robert A. Ramirez	2007	240,000		87,250		72,298		—	—		399,548
(Executive Vice President, Finance and Chief Financial Officer)	2006	195,000		33,500		42,796		—	—		271,296

Grant Fitzwilliam	2007	160,769	(4)	—		205,311	(4)	74	17,472	(7)	383,626
(Former Executive Vice President, Finance and Chief Financial Officer)	2006	275,000		25,000	(5)	75,615		—	—		375,615

(1)	See the “Compensation Discussion and Analysis” section on page 9 of this proxy statement for a discussion of how the cash (non-equity) incentive amounts were determined. Also see the “Grants of Plan-Based Awards” table on page 15 of this proxy statement for additional detail on cash and equity incentive compensation earned based on fiscal 2007 performance.
(2)	Amounts shown in this column are based on the accounting expense recognized by the Company in the applicable fiscal year related to restricted stock units granted to the named executive officers in 2007 and in prior periods. This amount also includes the accounting expense recognized by the Company in fiscal year 2007 related to performance-based restricted stock units earned based on 2007 performance, but not granted until 2008. The assumptions used to calculate the accounting expense recognized in fiscal year 2007 for these restricted stock units are set forth in footnote 12 to the Company’s 2007 audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC.
(3)

Amounts shown in this column are based on the accounting expense recognized by the Company in the applicable fiscal year related to stock option awards made prior to 2005 when the current executive compensation program was implemented. The assumptions used to calculate the accounting expense recognized in fiscal year 2007 for these stock option awards are set forth in footnote 12 to the Company’s

2007 audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC. The primary form of equity compensation now utilized by the Company is restricted stock units.

(4)	Mr. Fitzwilliam, the Company’s former Executive Vice President, Finance and Chief Financial Officer, resigned his office on August 1, 2007. Pursuant to an amendment to his employment agreement, Mr. Fitzwilliam will continue to vest in restricted stock units granted to him while employed by the Company, with the exception of those granted to him on February 16, 2007. The Company recognized in 2007 the full accounting expense related to the restricted stock units that will continue to vest in the fiscal year 2008.
(5)	Mr. Fitzwilliam was also awarded a discretionary grant of 15,000 restricted stock units at the Compensation Committee meeting held on February 16, 2007. The value of the grant on the date of grant was $52,050. He was also awarded a $25,000 discretionary cash bonus at this meeting. These cash and equity bonuses related to performance during 2006.
(6)	Includes relocation expenses of $220,477 and a gross up for federal and state taxes of $119,225.
(7)	Represents the payout of unused paid time off balance as of the last day of Mr. Fitzwilliam’s employment.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information on the equity grant awards issued to the named executive officers under the Company’s Executive Compensation Plan for fiscal 2007. The 2007 awards were based on criteria further described in the Compensation Discussion and Analysis section which begins on page 9 of this proxy statement. The table also includes cash bonuses awarded to the named executive officers for fiscal 2007 under the Company’s Executive Compensation Plan.

Name	Grant Date	Cash (Non-Equity) Incentive Compensation Awards ($)		Equity (Restricted Stock Unit) Incentive Compensation (#)		Grant Date Fair Value of Stock Awards ($)
Ted A. Fernandez	February 22, 2008	750,000	(1)	349,315	(1)	1,275,000
David N. Dungan	February 22, 2008	420,000	(1)	183,390	(1)	669,374
Robert A. Ramirez	February 22, 2008	68,750	(1)	18,836	(1)	68,750

(1)	These cash and equity awards represent performance based awards earned upon the achievement of certain 2007 financial performance goals established by the Compensation Committee of the Board of Directors. One third of each equity grant vests annually beginning with the first anniversary of the grant date. These awards were paid or granted, as applicable, on February 22, 2008.

Equity Compensation Plan Information

The Company maintains the Answerthink, Inc. 1998 Stock Option and Incentive Plan and the Answerthink, Inc. Employee Stock Purchase Plan (the “Plan”).

The table below sets forth the following information as of December 28, 2007 for (i) all compensation plans previously approved by the Company’s shareholders and (ii) all compensation plans not previously approved by the Company’s shareholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of unvested restricted stock units;

•	the weighted-average exercise price of such outstanding options, warrants and rights; and

•	the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of such outstanding options, warrants and rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column)
Equity compensation plans approved by shareholders(1)	2,999,371	$5.88	(2)	11,622,722	(3)
Equity compensation plans not approved by shareholders(4)	28,000	$10.67		—

Total	3,027,371			11,622,722

(1)	The equity compensation plans approved by the Company’s shareholders are the Company’s 1998 Stock Option and Incentive Plan and the Company’s Employee Stock Purchase Plan. In November 1999, a wholly-owned subsidiary of the Company merged with Think New Ideas, Inc. resulting in Think New Ideas, Inc. becoming a wholly-owned subsidiary of the Company. In connection with this acquisition, the Company assumed stock options under the Think New Ideas, Inc. Amended and Restated 1997 Stock Option Plan and the Think New Ideas, Inc. Amended and Restated 1998 Stock Option Plan. Both plans were approved by the shareholders of Think New Ideas prior to the merger. As such, the securities from the Think New Ideas plans are included in this amount.
(2)	The weighted-average exercise price does not include the 1,459,773 shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.
(3)	This amount includes 10,576,549 shares available for issuance under the Company’s 1998 Stock Option and Incentive Plan, which includes 1,378,189 shares available for issuance of restricted stock or restricted stock units. This amount also includes 1,046,174 shares available for issuance under the Company’s Employee Stock Purchase Plan.
(4)	This amount represents shares underlying stock options that were assumed by the Company in connection with its acquisition by merger of Think New Ideas that were originally issued to members of the board of directors of Think New Ideas. No new awards are made under this plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Fernandez

Mr. Fernandez entered into an employment agreement with the Company effective as of June 2, 1998. It has since been amended as of June 10, 2005. The agreement is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary of $750,000 plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. The agreement also contains certain confidentiality, non-competition and non-solicitation provisions. Mr. Fernandez’s employment agreement also includes the following provisions: (a) upon a change of control, regardless of termination, Mr. Fernandez will receive two hundred percent of his annual salary paid over a twenty-four month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (b) upon termination by the Company without cause, or upon termination by Mr. Fernandez for “good reason”, Mr. Fernandez will receive one year’s annual salary paid over a twelve month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (c) upon termination for disability, Mr. Fernandez will receive one year’s annual salary paid over a twelve month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; and (d) upon termination due to death, Mr. Fernandez will receive full vesting of all issued and outstanding equity grants, including restricted stock units and stock options. Pursuant to the amended agreement, the term “annual salary” for all purposes is defined as Mr. Fernandez’s salary plus bonus for the most recent twelve months.

Mr. Dungan

Mr. Dungan entered into an employment agreement with the Company effective January 1, 1999. It has since been amended as of February 17, 2006. Mr. Dungan’s agreement is for a three-year term (with an automatic renewal for one additional year on the first and each subsequent anniversary thereafter unless either party gives contrary notice) and currently provides for an annual salary of $525,000, plus a bonus to be determined and paid pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. The agreement contains certain confidentiality, non-competition and non-solicitation provisions. The agreement also includes the following provisions: (a) upon a change of control, regardless of termination, Mr. Dungan will receive two hundred percent of his annual salary paid over a twenty-four month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (b) upon termination by the Company without cause, or upon termination by Mr. Dungan for “good reason”, Mr. Dungan will receive one year’s annual salary paid over a twelve month period and full vesting of all issued and outstanding equity grants, including restricted stock units and stock options; (c) upon termination for disability, Mr. Dungan will receive one year’s annual salary to be paid over a twelve month period and full vesting of any issued and outstanding equity grants, including restricted stock units and stock options; and (d) upon termination due to death, Mr. Dungan will receive full vesting of all issued and outstanding equity grants, including restricted stock units and stock options. Pursuant to the amended agreement, the term “annual salary” for all purposes is defined as Mr. Dungan’s salary plus bonus for the most recent twelve months.

Mr. Ramirez

Mr. Ramirez entered into an employment agreement with the Company effective August 1, 2007. Mr. Ramirez’s employment agreement has a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and provides for a current annual salary of $275,000, plus a bonus pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event Mr. Ramirez is terminated by the Company without “cause”, or Mr. Ramirez terminates his employment with “good reason”, Mr. Ramirez will be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination. In the event Mr. Ramirez finds new employment after termination, the Company may eliminate or reduce such severance payments and benefits. In addition, the Company’s employment agreement with Mr. Ramirez contains provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Ramirez’s employment is terminated by the Company without cause or by Mr. Ramirez with “good reason,” in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary will be continued for one year, his benefits will be continued for one year (subject to cessation if Mr. Ramirez is entitled to similar benefits from a new employer) and restricted stock, restricted stock units and stock options then held by him will become fully vested.

Mr. Fitzwilliam

Mr. Fitzwilliam entered into an employment agreement with the Company effective November 9, 2005. Mr. Fitzwilliam’s employment agreement had a three-year term (with an automatic renewal for one additional year thereafter on each subsequent anniversary unless either party gives contrary notice) and provided for an annual salary of $275,000, plus a bonus pursuant to a bonus plan to be adopted by the Board of Directors for each fiscal year. In the event Mr. Fitzwilliam was terminated by the Company without “cause”, or Mr. Fitzwilliam terminates his employment with “good reason”, Mr. Fitzwilliam would be entitled to a severance payment at the rate of his annual salary and benefits for a six-month period from the date of termination. In the event Mr. Fitzwilliam found new employment after termination, the Company could have eliminated or reduced such severance payments and benefits. In addition, the Company’s employment agreement with Mr. Fitzwilliam contained provisions regarding confidentiality, proprietary information and work product, non-competition and non-solicitation. If Mr. Fitzwilliam’s employment was terminated by the Company without cause or by Mr. Fitzwilliam with “good reason,” in either case in anticipation of, in connection with or within one year after a “change of control” (as defined), his salary would be continued for one year, his benefits will be continued for one year (subject to cessation if Mr. Fitzwilliam is entitled to similar benefits from a new employer) and restricted stock, restricted stock units and stock options then held by him would become fully vested. Mr. Fitzwilliam resigned his office on August 1, 2007. Pursuant to an amendment to his employment agreement, Mr. Fitzwilliam will continue to vest in restricted stock units granted to him while employed by the Company, with the exception of those granted to him on February 16, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(Does not include equity awards granted after fiscal year-end. See “Grants of Plan-Based Awards” on page 15 of this Proxy statement for information on post-year-end 2007 grants.)

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Ted A. Fernandez	300,000	—	6.25	February 4, 2014	—		—
	—	—	—	—	205,882	(1)	930,587
David N. Dungan	150,000	—	6.25	February 4, 2014	—		—
	—	—	—	—	89,382	(2)	404,007
Robert A. Ramirez	—	—	—	—	55,000	(3)	248,600
Grant Fitzwilliam	—	—	—	—	36,281	(4)	163,990

(1)	50,000 of these restricted stock units vested on February 11, 2008; 52,941 of these restricted stock units vested on February 17, 2008; 50,000 of these restricted stock units will vest on February 11, 2009; and 52,941 of these restricted stock units will vest on February 17, 2009.
(2)	18,750 of these restricted stock units vested on February 11, 2008; 25,941 of these restricted stock units vested on February 17, 2008 ; 18,750 of these restricted stock units will vest on February 11, 2009; and 25,941 of these restricted stock units will vest on February 17, 2009.
(3)	2,500 of these restricted stock units vested on February 11, 2008; 2,500 of these restricted stock units vested on February 17, 2008; 2,500 of these restricted stock units will vest on February 11, 2009; 1,250 of these restricted stock units will vest on February 17, 2009; 1,250 of these restricted stock units will vest on February 17, 2010; 5,000 of these restricted stock units will vest on July 1, 2008; 2,500 of these restricted stock units will vest on July 1, 2009; 2,500 of these restricted stock units will vest on July 1, 2010; 7,500 of these restricted stock units will vest on March 2, 2009; 3,750 of these restricted stock units will vest on March 2, 2010; 3,750 of these restricted stock units will vest on March 2, 2011; 5,000 of these restricted stock units will vest on August 10, 2008; 5,000 of these restricted stock units will vest on August 10, 2009; 5,000 of these restricted stock units will vest on August 10, 2010; and 5,000 of these restricted stock units will vest of August 10, 2011.
(4)	Mr. Fitzwilliam resigned his office on August 1, 2007. Pursuant to an amendment to his employment agreement, Mr. Fitzwilliam will continue to vest in restricted stock units granted to him while employed by the Company, except those granted to him on February 16, 2007. 5,000 of these restricted stock units vested on February 11, 2008; 13,141 of these restricted stock units vested on February 17, 2008; 5,000 of these restricted stock units will vest on February 11, 2009; and 13,140 of these restricted stock units will vest on February 17, 2009.

OPTION EXERCISES AND STOCK VESTED

(During fiscal year ended December 28, 2007)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Ted A. Fernandez	—	—	352,943	(1)	1,267,713
David N. Dungan	—	—	167,609	(1)	606,478
Robert A. Ramirez	—	—	13,115	(1)	47,094
Grant Fitzwilliam	—	—	23,141		78,599

(1)	A portion of these shares represents the vesting of a portion of a restricted stock unit award issued in connection with a stock option exchange program in fiscal year 2003. In connection with the exchange program, Messrs. Fernandez, Dungan and Ramirez surrendered stock options totaling 800,001, 416,668 and 32,459, respectively, which represented all of the outstanding stock options held by them as of the date of the exchange, except for Mr. Ramirez who held a number of options with a strike price lower than maximum strike price allowed under the exchange program. These restricted stock units vest as to 50% of the units on the second anniversary of the July 14, 2003 grant date and as to 25% of the shares on the third and fourth anniversaries of the grant date and entitle the grantee to receive one share of common stock for each restricted stock unit upon vesting. On July 14, 2007, Messrs. Fernandez, Dungan and Ramirez vested 200,001 units, 104,167 units and 8,115 units, respectively. This represented the final vesting tranche associated with the exchange program, and at December 28, 2007, 100% of the restricted stock unit awards associated with that program had vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below quantify (in Dollars) the potential payments upon termination or a change in control of the Company for each of the named executive officers actively employed by the Company at the end of fiscal 2007. All amounts are calculated assuming a fiscal year-end 2007 termination date of December 28, 2007.

Mr. Fernandez’s Benefits and Payments Upon Termination	Death	Disability	By the Company for Cause	By the Executive for Good Reason	Change in Control
Compensation:
Base Salary	—	750,000	—	750,000	1,500,000
Annual Bonus	—	750,000	—	750,000	1,500,000
Stock Options and Restricted Stock Units (unvested and accelerated)	930,587	930,587	—	930,587	930,587

Benefits and Perquisites:
Health Insurance Premiums	16,444	16,444	—	16,444	32,888
Life, Accidental Death and Disability Premiums	1,053	1,053	—	1,053	2,106
Life Insurance Premium	8,537	8,537	—	8,537	17,074
Gross-up Payment	—	—	—	—	—

Total	956,621	2,456,621	—	2,456,621	3,982,655

Mr. Dungan’s Benefits and Payments Upon Termination	Death	Disability	By the Company for Cause	By the Executive for Good Reason	Change in Control
Compensation:
Base Salary	—	525,000	—	525,000	1,050,000
Annual Bonus	—	525,000	—	525,000	1,050,000
Stock Options and Restricted Stock Units (unvested and accelerated)	404,007	404,007	—	404,007	404,007

Benefits and Perquisites:
Health Insurance Premiums	7,444	7,444	—	7,444	14,888
Life, Accidental Death and Disability Premiums	1,053	1,053	—	1,053	2,106
Life Insurance Premium	—	—	—	—
Gross-up Payment	—	—	—	—	—

Total	412,504	1,462,504	—	1,462,504	2,521,001

Mr. Ramirez’s Benefits and Payments Upon Termination	Death	Disability	By the Company for Cause	By the Executive for Good Reason	Change in Control
Compensation:
Salary	—	—	—	137,500	275,000
Bonus	—	—	—	—	—
Stock Options and Restricted Stock Units (unvested and accelerated)	—	—	—	248,600	248,600

Benefits and Perquisites:
Health Insurance Policy	8,222	8,222	—	8,222	16,444
Life, Accidental Death and Disability Premiums	343	343	—	343	685
Life Insurance Premium	—	—	—	—	—
Gross-up Payment	—	—	—	—	—

Total	8,565	8,565	—	394,665	540,729

In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Internal Revenue Code.

DIRECTOR COMPENSATION

(For the fiscal year ended December 28, 2007)

Directors who are officers or employees of the Company or any subsidiary of the Company receive no additional compensation for serving on the Board of Directors or any of its committees. For fiscal year 2007, Directors who were not officers or employees of the Company (“Outside Directors”) received, upon initial election to the Board, an award of 7,000 restricted stock units subject to an aggregate value limit of $35,000 based on the fair market value of the Company’s Common Stock on the date of grant. Outside Directors also received annual restricted stock unit grants. An Outside Director who served as a committee chairman received an award of 3,500 restricted stock units each year and all other Outside Directors received an award of 2,500 restricted stock units each year. Annual grants were also subject to an aggregate value limit of $20,000 and $15,000 for Committee Chairmen and non-Committee Chairmen, respectively. All restricted stock units granted under this program vest in three equal annual installments beginning on the first anniversary of the grant. Outside Directors received an annual cash retainer of $5,000. Outside Directors also received a cash fee of $4,000 for each regularly scheduled Board meeting attended in person and a cash fee of $1,500 for each regularly scheduled Board meeting attended by telephone. Committee members also received a cash fee of $1,000 for each regularly scheduled committee meeting attended, whether in person or otherwise. Both Board and Committee members also received a cash fee of $750 for each special meeting attended, whether in person or otherwise. All directors were reimbursed for travel expenses incurred in connection with attending board and committee meetings.

At its meeting held on February 22, 2008, the Compensation Committee approved a revised compensation program for its Outside Directors. For 2008, each Outside Director will receive an annual $15,000 cash retainer. The Company’s Outside Directors also will receive an annual restricted stock unit grant that is tied to a specific value on the date of grant. The Company’s Audit Committee Chairman will receive a grant equal to $36,000. The Company’s Compensation and Nominating Committee Chairmen each will receive a grant equal to $33,000. Outside Directors that do not chair a committee will receive a grant equal to $30,000. All restricted stock units granted under this program vest in three equal annual installments beginning on the first anniversary of the grant. The Board reserves the right to make additional stock option or restricted stock unit grants to Directors who are not officers of the Company on a discretionary basis during any fiscal year. All other aspects of the Company’s Outside Director compensation program, including the meeting fees mentioned above, remain unchanged.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)
Richard N. Hamlin	45,750	8,514	6,883	61,147
John R. Harris	43,250	12,218	0	61,147
Edwin A. Huston	36,750	8,514	9,292	54,556
Alan T.G. Wix	48,250	8,514	6,968	63,732

(1)	Amounts shown in these columns are based on the accounting expense recognized by the Company in fiscal year 2007 related to restricted stock unit and stock option awards. The discussion of all assumptions made in the valuation of stock and option awards is incorporated by reference to the discussion of those assumptions in Note 12 to the Company’s consolidated audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end appears below in the “Outstanding Director Equity Awards at Fiscal Year-End” table.

OUTSTANDING DIRECTOR EQUITY AWARDS

AT FISCAL YEAR-END

(For the fiscal year ended December 28, 2007)

Name	Restricted Stock Awards (vested/unvested) (#)	Stock Option Awards (exercisable/unexercisable) (#)
Richard N. Hamlin	0/5,833	29,375/5,625
John R. Harris	0/7,167	0/0
Edwin A. Huston	0/5,833	46,250/7,500
Alan T.G. Wix	0/5,833	46,075/5,625

Compensation Committee Interlocks

The Compensation Committee consists of Messrs. Huston (Chairman), Hamlin, Harris and Wix. No current or former member of the Compensation Committee is, or has ever been, an officer or employee of the Company. None of the Company’s Directors and none of their family members are employed as an executive of another company where any of the Company’s executives serve on the compensation committee of which the Director is an executive.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee of the Board of Directors currently consists of Messrs. Hamlin (Chairman), Harris and Wix. The Audit Committee is composed of “independent” directors as defined in standards promulgated by the SEC and Nasdaq. The Board of Directors determined that Mr. Hamlin is an audit committee financial expert under the SEC rules. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the charter, which was adopted and became effective on March 26, 2003, can be found on the Company’s website at http://www.thehackettgroup.com/about/ir_governance.jsp. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below.

The Audit Committee reviewed with BDO Seidman, LLP (“BDO”) all matters required to be discussed by Statement of Auditing Standards No. 61 “Communications with Audit Committees.” In addition, the Committee has discussed with BDO their independence from management and the Company, including the written disclosures delivered to the Committee by BDO as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with BDO’s independence.

The Audit Committee discussed with BDO the overall scope and plans for the Company’s audit. The Committee meets with BDO, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held 12 meetings during fiscal year 2007.

The Audit Committee has approved all audit and non-audit services provided by BDO in 2007. See “Pre-approval of Non-Audit Services” below. The Audit Committee will consider the re-appointment of BDO as the Company’s independent auditors for the fiscal year ended January 2, 2009 at its regularly scheduled meeting to be held in August of 2008.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In performing its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 28, 2007 with management and with representatives of BDO. The Audit Committee also reviewed, and discussed with management and representatives of BDO, management’s assessment and report and BDO’s assessment and report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 28, 2007, for filing with the SEC.

Fees Paid To Independent Accountants

The following table sets forth fees for professional services provided by BDO for the audit of the Company’s financial statements for fiscal years 2007 and 2006, and fees billed for audit-related services, tax services, and all other services rendered by BDO during fiscal years 2007 and 2006:

	2007	2006
Audit Fees(1)	$577,795	$734,171
Audit-Related Fees(2)	$62,368	$20,375
Tax Fees(3)	$—	$—
All other fees(4)	$—	$—

(1)	Represents aggregate fees for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Fees also include the report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Represents fees for services in connection with audits of the Company’s benefit plans, mergers and acquisitions and recently issued accounting pronouncements.
(3)	Represents fees for services provided in connection with the review of the Company’s tax returns.
(4)	Represents fees for services provided to the Company not otherwise included in the categories seen above.

Representatives of BDO will be present at the annual meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Pre-approval of Non-Audit Services

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policy for Pre-Approval of Non-Audit Services provides for pre-approval of audit-related, tax and other services specifically described by the Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. If the entire Audit Committee is not able to convene so that permitted non-audit services desired to be performed by the Company’s independent auditors can be reviewed and approved on a timely basis, the Audit Committee Chairman is authorized to approve such services and make a verbal report to the full Committee as to the nature and cost of such services at the next Committee meeting following such approval.

Respectfully submitted,

Audit Committee

Richard N. Hamlin, Chairman

John R. Harris

Alan T.G. Wix

PROPOSAL 2

TO APPROVE AN AMENDMENT TO THE 1998 STOCK OPTION AND INCENTIVE PLAN

TO RAISE THE SUBLIMIT FOR ISSUANCES OF RESTRICTED STOCK

AND RESTRICTED STOCK UNITS BY AN INCREMENTAL 1,500,000 SHARES

The Board of Directors believes that the continued growth and success of the Company depends, in large part, upon its ability to attract, retain and motivate key employees. In order to attract and retain key employees, the Company must be able to have a compensation plan that has the appropriate balance of short-term and long-term incentives. The Company’s primary competitors in the strategic consulting and advisory sector have compensation programs that are focused on cash compensation further supported with meaningful retirement benefits. The Company does not provide any retirement benefits to its executives. The Company’s plan has been to develop a combination of cash and equity compensation plans that allows it to compete for high impact talent. A key element of that compensation strategy is defined by the equity component of the Company’s total compensation plan which allows it to distribute to participants restricted stock units in lieu of the cash compensation awards that they would receive from most of its competitors. Total compensation is provided via a base salary and a performance based opportunity for a cash bonus and an equity award, which are both defined as a percentage of salary.

The Board believes that this equity award component of compensation, when funded with restricted stock units under the Company’s 1998 Stock Option and Incentive Plan (the “Plan”), accomplishes several key objectives. By issuing restricted stock units, the Company is able to provide its best associates measurable competitive compensation for current year performance, in lieu of cash. This also allows key employees to participate in the upside of shareholder value creation and acts as a significant retention tool since the awards vest over a three-year period.

For 2008, the Board and its Compensation Committee established earnings per share growth and underlying practice operating performance goals that are meaningful improvements from 2007, and therefore, they believe would lead to share price appreciation. At the “Goal” performance target the number of restricted stock units that would be issued to the top 13 executives that the Compensation Committee reviews as part of this plan would be approximately 722,925, assuming a $5.00 share price on the date of grant. Since the number of shares issued is based on percentage of salary and is defined in absolute dollars, as the share price increases the number of restricted units issued decreases. Conversely, in the event share price appreciation is not achieved, dilution caps have been established to limit the level of dilution that would be experienced. If the Compensation Committee approved minimum or “Commence” performance targets are not met, no restricted stock units would be issued under this Plan.

Earnings per share growth and underlying operating performance goals have been incorporated into, and are a critical component of, the performance-based long term equity incentive component of the compensation program for the Company’s executive officers, as well as the senior leaders of The Hackett Group, REL, and the technology solutions service lines.

Key 2008 Long Term Equity Incentive Program Features:

•

Restricted stock unit awards are issued based on target pro-forma earnings per share growth and underlying practice plans which, if achieved, the Board believes would result in share price appreciation consistent with the compensation opportunity.

•

The restricted stock awards are in lieu of cash compensation that would not align the interest of the Company’s key associates with shareholders’ interests. By issuing restricted stock units in lieu of cash, key associates have strong incentives to increase shareholder value.

•	The restricted stock units vest over three years. This is one of the most important retention tools of the organization.

The grant of stock options, instead of restricted stock units provided in the Plan, would require, in most circumstances, a higher and more volatile expense item on the Company’s profit and loss statement than would exist if restricted stock units are issued. Further, stock options would not have the same current value that restricted stock units have upon grant and would therefore not be considered a true alternative to total cash compensation.

The forgoing is a broad summary of the 2008 long-term equity incentive program. The Board retains the right to modify the program in the future. Please refer to the Compensation Discussion and Analysis found on page 9 of this Proxy Statement for more detail on the Company’s executive compensation program and other significant compensation programs.

As discussed in greater detail below, the Plan authorizes the issuance of up to 20,000,000 shares of Common Stock pursuant to an award, provided that no more than 6,500,000 shares of Common Stock can be issued in connection with the issuance of restricted stock or restricted stock units. In order to implement the programs approved by the Compensation Committee, the Company and its Board of Directors are seeking shareholder approval to raise the sublimit with respect to awards of restricted stock and restricted stock units under the Plan from 6,500,000 shares to 8,000,000 shares. The amendment does not increase the total number of shares reserved for issuance under the Plan.

At the Annual Meeting, the shareholders of the Company will be asked to vote to approve the above amendment to the Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of Proposal 2 to approve the amendment to the Plan. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve the amendment to the Plan.

Material Features of the Plan

The following description of the material terms of the Plan, as amended, is intended to be a summary only. This summary is qualified in its entirety by the complete text of the Plan, which is included as Appendix A to this Proxy Statement. Except for the increase in the sublimit for awards of restricted stock and restricted stock units the proposed amendments for which stockholder approval is sought make no changes in the Plan as previously in effect.

Purpose. The purpose of the Plan is to advance the interests of the Company by providing eligible individuals an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and will encourage such eligible individuals to remain employed by the Company. The Board of Directors believes that the opportunity to acquire an equity interest in the Company, especially through restricted stock and restricted stock units, will attract and encourage the continued employment and service of officers and other key employees by facilitating their acquisition of an equity interest in the Company. Further, approval of the Plan to increase the aggregate number of shares available for the issuance of restricted stock or restricted stock units will afford the Company the ability to sustain existing performance-based compensation plans and the additional flexibility in making awards deemed necessary to support the goals of the Company in the future.

Eligible Individuals. The Plan provides for grants to officers, directors, employees, consultants and other service providers of the Company and its subsidiaries.

Shares Available for Issuance; Award Restrictions. The Plan, as amended, authorizes the issuance of up to 20,000,000 shares of Common Stock, plus any shares of Common Stock awarded under any prior stock option plan of the Company that are forfeited or otherwise terminate without the delivery of stock. If this Proposal is approved, the number of shares that can be awarded as restricted stock or restricted stock units will be increased to 8,000,000. During any calendar year, the maximum number of options that may be granted to any one person is 1,000,000 and the maximum number of shares underlying the issuance of restricted stock and restricted stock units that may be issued to any one person is 400,000. Each of these limits is subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction. As of the record date for the 2008 Annual Meeting, 11,622,722 shares were available for issuance under the Plan, which includes a sub-limit of 504,803 shares available for issuance as restricted stock or restricted stock units.

Administration. The Board of Directors has such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws and applicable law. The Board of Directors, from time to time, may delegate to a committee such powers and authorities related to the administration and implementation of the Plan as the Board of Directors shall determine. The Board of Directors has the full power and authority to take all actions and to make all determinations required or provided for under the Plan and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board of Directors deems to be necessary or appropriate to the administration of the Plan. To the extent an award is intended to constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, it will be granted and administered by a committee consisting solely of “outside directors” as that term is defined in Section 162(m). The Company’s Compensation Committee currently has authority to administer the Plan.

Stock Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company’s Common Stock. On March 20, 2008, the market price of the Company’s Common Stock on the Nasdaq Global Market was $3.43.

Types of Awards. Awards under the plan include incentive stock options, non-qualified stock options, restricted stock and restricted stock units.

Stock Options. The Board of Directors may, from time to time, grant nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). The exercise price of all stock options generally may not be less than 100% (110% in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities) of the fair market value of a share of Common Stock on the date of grant. Stock options expire ten years after the date of grant (five years in the case of incentive stock options granted to individuals who own more than 10% of the Company’s voting securities). Unless otherwise determined by the Board of Directors (i) upon a termination of a grantee’s employment other than for death or disability, unvested options will terminate immediately and vested options will remain exercisable for 90 days, (ii) upon a grantee’s termination due to death all options will vest and will remain exercisable for one year and (iii) upon a grantee’s termination of employment due to disability, all options will continue to vest and shall remain exercisable for one year. Stock options are intended to constitute “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code.

Restricted Stock and Restricted Stock Units. The Board of Directors may, from time to time, grant restricted stock or restricted stock units to persons eligible to receive grants under the Plan, subject to such restrictions, conditions and other terms as the Board of Directors may determine. A restricted stock unit represents a conditional right to receive a share of Common Stock in the future. At the time a grant of restricted stock or restricted stock units is made, the Board of Directors shall establish a period of time over which the grant vests subject to the continued employment of the grantee (the “Restricted Period”). Each grant of restricted stock or restricted stock units may be subject to a different Restricted Period. The Board of Directors may, in its sole discretion, at the time a grant of restricted stock or restricted stock units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock or restricted stock units. The Board of Directors also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the restricted stock or restricted stock units. Unless otherwise determined by the Board of Directors (i) upon a termination of a grantee’s employment other than for death or disability, unvested restricted stock and restricted stock units will terminate immediately, (ii) upon a grantee’s termination due to death, all restricted stock and restricted stock units will vest immediately and (iii) upon a grantee’s termination of employment due to disability, all restricted stock and restricted stock units will continue to vest for one year.

Performance-Based Awards. The Compensation Committee may designate any restricted stock or restricted stock units awarded under the Plan as “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code. The performance targets that may be used by the Committee for such grants will be based on the achievement of measurable and attainable financial targets selected by the Committee from the following list with respect to the Company or its subsidiaries, divisions, departments, regions, functions or business units:

costs, expense targets, market share, net income, revenue, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating income growth, net operating profit, return on assets, return on net assets, sales, total shareholder return, relative total shareholder return (versus an index or peer group), stock price, return on equity, return on capital, total earnings, operating earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), basic or diluted earnings per share or earnings per share growth calculated on a pro-forma basis or based on generally accepted accounting principles, operating efficiency ratios, economic value added, cash flow return on investment, free cash flow, net cash provided by operations, gross margin, internal rate of return, or a combination thereof as selected by the Committee.

The performance targets may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time and may be measured in terms of the performance of the Company (or its subsidiaries, departments, divisions, regions, functions, or business units) or measured relative to selected peer companies or a market index. The applicable performance goals will be established by the Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each grantee will be assigned a target number of shares of stock payable if the specified performance targets are achieved. At the end of the performance period, the Committee will certify the attainment of the performance targets and payment of the awards will be conditioned upon such certification. The Committee may provide that the number of shares of Common Stock payable under a grant will exceed the target number, but in no event can the amounts exceed the limits described below. In addition, the Committee may reduce any award in its sole discretion even if the performance goals are satisfied. The terms of performance-based awards will be made and administered in accordance with Section 162(m). Stock options will also constitute performance-based compensation for purposes of Section 162(m).

Repricing of Options. The Plan prohibits repricing of stock options. For these purposes, to reprice a stock option means (i) to reduce the exercise price, or (ii) to grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

Transferability. Except as otherwise provided in the Plan or an applicable award agreement, during the lifetime of a grantee, only the grantee (or, in the event of legal incapacity or incompetence, the grantee’s guardian or legal representative) may exercise an option. Except as otherwise provided in the Plan or an applicable award agreement, no option shall be assignable or transferable by the grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the forgoing, the Board of Directors may permit a grantee to transfer an option without consideration to an immediate family member or a trust or partnership formed for the benefit of immediate family members. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board of Directors with respect to such restricted stock or restricted stock units other than by will or the laws of descent and distribution.

Term; Amendment. The Plan will remain in effect until terminated by the Board of Directors, however, no incentive stock options may be granted on or after the 10th anniversary of the effective date of the Plan. The Board of Directors may generally amend or terminate the Plan at any time to the extent permitted by applicable laws, rules and regulations.

Change in Control. Awards granted under the Plan may vest upon a change of control of the Company (as defined in the Plan), if the awards are not assumed or substituted for by an acquiring company. Outstanding options and other awards will be adjusted in the event of a stock split or other similar corporate transactions.

Summary of U.S. Federal Tax Consequences. The following is a brief and general discussion of the U.S. federal income tax rules applicable to awards granted under the Plan.

Options Generally. The grant of an option is not a taxable event for the optionee or the Company.

Incentive Stock Options. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of shares of Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the forgoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of the option is exercised. In the case of a grantee who is disabled or dies, the three-month period is extended to one year.

If all of the requirements for incentive stock option treatment are met except for the holding period requirement, the grantee will recognize ordinary income upon the disposition of shares of Common Stock received pursuant to the exercise of an incentive stock option in an amount equal to the excess of the fair market value of the shares of Common Stock at the time the option was exercised over the exercise price. The balance of the realized gain, if any, will be taxed at applicable capital gains tax rates. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to the limitations under Section 162(m) of the Code.

Non-Qualified Stock Options. Upon exercising a stock option that is not an incentive stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares of Common Stock plus the amount treated as ordinary income at the time the option was exercised).

The Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income provided that the deduction is not disallowed under Section 162(m) of the Code. The options are intended to comply with the exception to Section 162(m) for “qualified performance-based compensation.”

Restricted Stock. A grantee will not recognize any taxable income for federal income tax purposes in the year restricted stock is granted, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income subject to Section 162(m).

Restricted Stock Units. There are no immediate tax consequences upon the grant of restricted stock units under the Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of the Common Stock issued to such grantee at the end of the restriction period or, if later, the payment date. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the grantee in the year the grantee is taxed on the income subject to Section 162(m).

The forgoing is not to be considered as tax advice to any person who may be a participant in the Plan and any such persons are advised to consult their own tax counsel. The forgoing is intended to be a general discussion and does not cover all aspects of an individual’s unique tax situation such as the tax consequences of deferred compensation or state and local taxes.

New Plan Benefits. Because the granting of awards under the Plan is completely within the discretion of the Compensation Committee, it is not possible to determine at this time the awards that may be made to officers or other employees under the Plan in the future. However, under the existing incentive compensation plans for the Company’s executive team and Hackett leadership, the grant of restricted stock units is conditioned upon attainment of certain performance targets. The Board of Directors reserves the right to make additional grants in its sole discretion.

The affirmative vote of a majority of the votes present in person and entitled to vote is required to approve the amendments to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 14, 2008: (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) by each of the named executive officers; (iii) by each director and nominee of the Company; and (iv) by all of the Company’s directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Ted A. Fernandez(2)(3)	2,460,212	5.77
David N. Dungan(2)(4)	1,347,241	3.15
Robert A. Ramirez(2)	20,803	*
Grant Fitzwilliam(2)(5)	19,740	*
Alan T.G. Wix(2)(6)	50,575	*
John R. Harris(2)(7)	5,500	*
Edwin A. Huston(2)(8)	52,750	*
Richard N. Hamlin(2)(9)	61,842	*
Columbia Wanger Asset Management, L.P.(10)	8,730,800	20.47
WAM Acquisition GP, Inc.(10)	7,980,800	18.71
MAK Capital One L.L.C.(11)	2,234,760	5.24
Michael A. Kaufman(11)	2,234,760	5.24
All current directors and current named executive officers as a group (7 persons)	4,018,663	9.42

*	Represents less than 1%.
(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable, and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restricted stock units, options or warrants held by that person that are currently vested or exercisable, or that will vest or become exercisable within 60 days after March 14, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The address for each of Messrs. Dungan, Fernandez, Fitzwilliam, Hamlin, Harris, Huston, Ramirez and Wix is 1001 Brickell Bay Drive, Suite 3000, Miami, Florida 33131.
(3)	Includes 157,091 shares which are held in trust for the benefit of Mr. Fernandez’s children. Also includes shares previously held by Mr. Fernandez in a Flint Trust for which he disclaimed beneficial ownership of in previous periods. Includes 300,000 vested options to purchase common stock.
(4)	Includes 191,150 shares held through the DJD Family Limited Partnership, 527,716 shares held in the Jeanine G. Dungan Trust dated August 5, 1998 and 2,600 shares held for Mr. Dungan’s children. Also includes 150,000 vested options to purchase common stock.
(5)	Mr. Fitzwilliam resigned as the Company’s Executive Vice President, Finance and Chief Financial Officer effective August 1, 2007.
(6)	Includes 46,075 vested options to purchase common stock and 2,333 vested restricted stock units granted pursuant to the Company’s outside director compensation program.
(7)	Includes 833 vested restricted stock units granted pursuant to the Company’s outside director compensation program.
(8)	Includes 46,075 vested options to purchase common stock and 2,333 vested restricted stock units granted pursuant to the Company’s outside director compensation program.
(9)	Includes 29,375 vested options to purchase common stock 2,333 vested restricted stock units granted pursuant to the Company’s outside director compensation program. Also includes 1,300 shares held by Mr. Hamlin’s wife in an individual retirement account.

(10)	The information reported is based on Form 13F filed with the SEC on February 1, 2008 by Columbia Wanger Asset Management, L.P. (“WAM”) and WAM Acquisition G.P., Inc. (“WAM GP”). The statement discloses that, as of the time filing, WAM, a registered investment adviser, and WAM GP, the general partner of WAM, had shared voting and dispositive power with respect to 8,730,800 shares of common stock, and that all such shares were acquired by WAM and WAM GP on behalf of discretionary clients of WAM. The address of WAM and WAM GP is 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606.
(11)

The information reported is based on Schedule 13G filed with the SEC on February 1, 2008 by Paloma International L.P. (“Paloma”), S. Donald Sussman (“Mr. Sussman”), MAK Capital One L.L.C. (“MAK Capital”), MAK Capital Fund LP (“MAK Fund”), and Michael A. Kaufman (“Mr. Kaufman”). The statement discloses that, at the time of the filing, (i) the reporting persons collectively beneficially own 2,234,760 shares of common stock; (ii) Paloma, Mr. Sussman, MAK Capital and Mr. Kaufman have shared power to vote, direct the vote of, dispose of or direct the disposition of 1,380,538 shares of common stock owned by Paloma; and (iii) MAK Capital, MAK Fund and Mr. Kaufman have shared power to vote, direct the vote of , dispose of or direct the disposition of the 854,222 shares of common stock owned by MAK Fund. The principal business address for Paloma is Two American Lane, Greenwich, Connecticut, 06836-2571. The principal business address for Mr. Sussman is 6100 Red Hook Quarter, 18B, Suites C, 1-6, St. Thomas, United States Virgin Islands 00802. The principal business address for MAK Fund is c/o Dundee Leeds Management Services Ltd., 129 Front Street, Hamilton, HM 12 Bermuda. The principal business address for each of MAK Capital and Mr. Kaufman is 590 Madison Avenue, 9th Floor, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based upon a review of filings with the SEC, the Company believes that all of its directors and executive officers complied during fiscal year 2007 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except for eleven late filings for Mr. Fernandez, two late filings for Mr. Dungan and three late filings for Mr. Fitzwilliam. Nine of the eleven late filings for Mr. Fernandez related to transactions in trust accounts held for the benefit of his children.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2009

Any proposal or proposals by a shareholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting of Shareholders must be received by the Company no later than December 5, 2008 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2009 Annual Meeting of Shareholders any shareholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

Pursuant to the Company’s bylaws, all other shareholder proposals to be presented at the 2009 Annual Meeting of Shareholders must be submitted in writing and received by the Secretary of the Company at the principal executive offices of the Company not earlier than February 9, 2009 and not later than March 12, 2009 provided, however, that in the event that the date of the 2009 Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2008 Annual Meeting, the shareholder must so deliver the notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The shareholder’s notice with respect to such proposal must comply with the requirements set forth in the Company’s bylaws.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

Upon written request the Company will provide, without charge, a copy of its Annual Report on Form 10-K for its fiscal year ended December 28, 2007. For a copy of the Company’s 10-K, please contact Josie Estevez-Lugo at 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131, telephone (305) 375-8005, facsimile (305) 379-8810.

OTHER BUSINESS TO BE TRANSACTED

As of the date of this Proxy Statement, the Board of Directors knows of no other matters that may come before the annual meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

Frank A. Zomerfeld

Secretary

Appendix A

ANSWERTHINK, INC.

(Now Known as THE HACKETT GROUP, INC.)

1998 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated as of March 24, 2006)

Answerthink, Inc., (now known as The Hackett Group, Inc.) a Florida corporation (the “Company”), sets forth herein the terms of its 1998 Stock Option and Incentive Plan (the “Plan”) as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options. The Plan is intended to comply with Section 162(m) of the Code.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2 “Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Beneficial Owner” means a beneficial owner within the meaning of Rule 13d-3 under the Exchange Act.

2.4 “Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” means (A) any Person, other than any Person who is a Beneficial Owner of the Company’s securities before the Effective Date, becomes, after the Effective Date, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; (B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof;

(C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the Persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (D) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (E) any Person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 40% or more of the total number of voting shares of the Company, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the Persons having control of the Company; or (F) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (A) through (E) above.

2.7 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.8 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.

2.9 “Company” means Answerthink, Inc.

2.10 “Effective Date” means April 23, 1998, the date on which the Plan was adopted by the Board.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.12 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

2.13 “Grant” means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

2.14 “Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of such Grant first becomes eligible to receive a Grant under Section 6, hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.15 “Grantee” means a person who receives or holds an Option, Restricted Stock or Restricted Stock Units under the Plan.

2.16 “Immediate Family Members” means the spouse, children and grandchildren of the Grantee.

2.17 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.18 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.19 “Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.

2.20 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.21 “Other Agreement” shall have the meaning set forth in Section 13 hereof.

2.22 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.23 “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2.24 “Plan” means this Answerthink, Inc. 1998 Stock Option and Incentive Plan.

2.25 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.26 “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.27 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

2.28 “Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.29 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.30 “Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to Section 6 hereof.

2.31 “Stock” means the common stock, par value $0.01 per share, of the Company.

2.32 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.33 “Termination Date” shall be the date upon which an Option shall terminate or expire, as set forth in Section 10.2 hereof.

3. ADMINISTRATION OF THE PLAN

3.1 Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All

such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company.

3.2 Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. As permitted by law, the Committee may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made.

3.4 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.5 Applicability of Rule 16b-3

Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 16 hereof, the number of shares of Stock available for issuance under the Plan shall be (i) 20,000,000, no more than 8,000,000 of which may be issued pursuant to awards of Restricted Stock or Restricted Stock Units and (ii) any shares of Stock that are represented by awards previously granted by the Company, including awards granted under the Answerthink, Inc. 1997 Stock Option Plan and the Answerthink, Inc. Restricted Stock Plan as of the Effective Date (the “Prior Plans”). Notwithstanding the foregoing, subject to Section 16 hereof, the maximum aggregate number of shares of Stock available for grants of Incentive Stock Options shall be 10,000,000. All stock options previously granted by the Company shall be deemed to be grants of Options pursuant to the Plan. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares of Stock covered by a Grant, including Grants made prior to the Effective Date, are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. EFFECTIVE DATE AND TERM OF THE PLAN

5.1 Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting of shareholders, provided that the total votes cast represent a majority of all shares entitled to vote or by the written consent of the holders of a majority of the Company’s shares entitled to vote. Upon approval of the Plan by the shareholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2 Term.

The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.

6. OPTION GRANTS

6.1 Company or Subsidiary Employees.

Grants (including Grants of Incentive Stock Options) may be made under the Plan to any employee of, or Service Provider or employee of a Service Provider providing, or who has provided, services to, the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Board shall determine and designate from time to time. Stock options are intended to constitute “performance-based compensation” as that term is used in Section 162(m) of the Code.

6.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7. LIMITATIONS ON GRANTS

7.1 Limitation on Shares of Stock Subject to Grants.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, no person eligible for a Grant under Section 6 hereof may be awarded Options in any calendar year exercisable for greater than 1,000,000 shares of Stock (subject to adjustment as provided in Section 16 hereof). During any time when the Company has a class of equity security registered under Section 12 of the

Exchange Act, the maximum number of shares of Restricted Stock or Restricted Stock Units that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 400,000 per calendar year (subject to adjustment as provided in Section 16 hereof).

7.2 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9. OPTION PRICE

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be no lower than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock. Notwithstanding anything else to the contrary in this Section 9, the Board shall have the authority under the Plan to make a one time grant of non-qualified options with an Option Price less than the Fair Market Value of the Stock on the Grant Date to employees of the Company or its Subsidiaries who were participants in the Company’s Employee Stock Purchase Plan (“ESPP”) during the Offering Period ending December 31, 2000, and participants who enrolled in the ESPP for the Offering Period beginning January 1, 2001. The Board’s authority to make option grants at an Option Price of less than the Fair Market Value of the Stock on the Grant Date shall be limited to this one time grant.

10. VESTING, TERM AND EXERCISE OF OPTIONS

10.1 Vesting and Option Period.

Subject to Sections 10.2 and 16.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3 Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5.1 hereof.

10.4 Termination of Employment or Other Relationship.

Upon the termination of a Grantee’s employment or other relationship with the Company other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless the Board, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside director of the Company. Whether of termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

10.5 Rights in the Event of Death.

If a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6 Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 10.2 above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

10.7 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 16 hereof which results in termination of the Option.

10.8 Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Board may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 16 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

10.9 Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

10.10 Repricing of Options.

Notwithstanding anything in the Plan to the contrary, an Option shall not be granted in substitution for a previously granted Option being canceled or surrendered as a condition of receiving a new Grant if the new Grant would have a lower exercise price than the Grant it replaces, nor shall the exercise price of an Option be reduced once the Option is granted. The foregoing shall not prevent adjustments pursuant to Section 16.

11. TRANSFERABILITY OF OPTIONS

11.1 General Rule.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2 Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section 11.2 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Grantee” shall be deemed to refer the transferee. The events of termination of the employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4, 10.5 or 10.6.

12. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

12.1 Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2 Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Subject to the second sentence of this Section 12.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3 Performance-Based Grants.

The Committee may determine whether any Grant under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Grants designated to be “performance-based compensation” shall be conditioned on the achievement of one or more performance targets, to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The performance targets that may be used by the Committee for such Grants will be comprised of specified levels of one or more of the following as the Committee deems appropriate: costs, expense targets, market share, net income, revenue, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating income growth, net operating profit, return on assets, return on net assets, sales, total shareholder return, relative total shareholder return (versus an index or peer group), Stock price, return on equity, return on capital, total earnings, operating earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), basic or diluted earnings per share or earnings per share growth calculated on a pro-forma basis or based on generally accepted accounting principles, operating efficiency ratios, economic value added, cash flow return on investment, free cash flow, net cash provided by operations, gross margin, internal rate of return, or a combination thereof. The performance targets may be described in terms of objectives that are related to the individual Grantee or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

The Grantees will be designated, and the applicable performance targets will be established, by the Committee within ninety (90) days following the commencement of the applicable performance period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Grantee will be assigned a target number of shares of Stock payable if performance targets are achieved. Any payment of a Grant with performance targets shall be conditioned on the written certification of the Committee in each case that the performance targets and any other material conditions were satisfied. The Committee may determine, at the time a Grant is made, that if performance exceeds the specified performance targets, the Grant may be settled with payment greater than the target number of shares of Stock, but in no event may such payment exceed the limits set forth in Section 7.1. The Committee retains the right to reduce any Grant if it believes that individual performance does not warrant the Grant calculated by reference to the result. In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Grants intended to qualify as “performance-based compensation” will be made, and the Grant will be administered, by a subcommittee of the Committee or the Board of Directors consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

12.4 Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

12.5 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.6 Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of

Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.7 Termination of Employment or Other Relationship.

Upon the termination of the employment of a Grantee with the Company or a Service Provider or of a Service Provider’s relationship with the Company, in either case other than, in the case of individuals, by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

12.8 Rights in the Event of Death.

If a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.9 Rights in the Event of Disability.

If a Grantee’s employment or other relationship with the Company or a Service Provider, or while serving as a Service Provider, is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

12.10 Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

13. PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

14. REQUIREMENTS OF LAW

14.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3 Section 162(m) of the Code.

The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Grant, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Grants that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to do so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan with respect to such Grant, but the other provisions hereof shall remain in full force and effect.

15. AMENDMENT AND TERMINATION OF THE PLAN

15.1 General.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company’s shareholders, amend the Plan such that it does not comply with the Code. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in “competition with the Company,” as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated “for cause” as defined in the applicable Award Agreement. Except as permitted under this Section 15 or Section 16 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

15.2 Section 409A of the Code.

Notwithstanding any contrary provision in the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or could cause a Grant to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Agreement may be modified by the Committee without consent of the Grantee in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Grant that is subject to Section 409A of Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

16. EFFECT OF CHANGES IN CAPITALIZATION

16.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

16.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 16.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

16.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 16.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of the Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders. This Section 16.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 16.3 subject to Section 24.

16.4 Adjustments.

Adjustments under this Section 16 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or a Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Optionee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

18. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19. WITHHOLDING TAXES

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

20. CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

21. OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

22. NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

23. SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

24. POOLING

Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause to be ineligible for pooling of interest accounting a transaction that would, but for the right or feature hereunder, be eligible for such accounting treatment, the Board may modify or adjust the right or feature so that the transaction will be eligible for pooling of interest accounting. Such modification or adjustment may include payment of cash or issuance to a Grantee of Stock having a Fair Market Value equal to the cash value of such right or feature.

25. GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Florida.

Electronic Voting Instructions

You can vote by Internet or telephone !

Available 24 hours a day, 7 days a week !

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HCKT • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Vote on Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	For	Withhold		For	Withhold	+
01 - Edwin A. Huston	☐	☐	02 - John R. Harris	☐	☐

B Vote On Proposals — The Board of Directors recommends a vote FOR the proposal listed.

2. To approve an amendment to the Company’s 1998 Stock Option and Incentive Plan to raise the sublimit for restricted stock and restricted stock unit issuances thereunder by 1,500,000 shares.	For	Against	Abstain
	☐	☐	☐

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy

THE HACKETT GROUP, INC.

1001 Brickell Bay Drive, Suite 3000

Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

WEDNESDAY, MAY 14, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ted A. Fernandez and Robert A. Ramirez, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed on the reverse side, all shares of Common Stock, par value $.001 per share, of The Hackett Group, Inc., a Florida corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, May 14, 2008, at 11:00 a.m. (local time) at the JW Marriott Hotel Miami, 1109 Brickell Avenue, Miami, Florida, or any postponement or adjournment thereof, as follows on the reverse side.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES SET FORTH HEREIN.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE